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                                                                    EXHIBIT 5.1





                                 April 22, 1994



Healthtrust, Inc. - The Hospital Company
4525 Harding Road
Nashville, Tennessee 37205

        Re:  Healthtrust, Inc. - The Hospital Company
             Registration of 6,220,404 shares of Common
             Stock, par value $.001 per share, on Form S-3
             ---------------------------------------------


Ladies and Gentlemen:


        We have acted as special counsel to Healthtrust Inc. - The Hospital Company, a Delaware corporation (the "Company") in connection with the Company's Registration Statement on Form S-3 (File No. 33-52401) (the "Registration Statement") relating to 6,220,404 shares of Common Stock, $.001 par value per share (the "Shares"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and by-laws of the Company, as amended to date,
(ii) the Registration Statement, (iii) the applicable resolutions of the Board of Directors of the Company, (iv) the proposed form of U.S. Purchase Agreement among the Company, the selling stockholders named therein and the underwriters named therein, and the proposed form of International Purchase Agreement among the Company, the selling stockholders named therein and the underwriters named therein (together the "Purchase Agreements") and (v) such other documents, records or instruments as we have deemed necessary or appropriate as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted as certified or photostatic copies. As to any facts material to this opinion that we did not independently












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establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We also have assumed that the Purchase Agreements, when executed and delivered, will be substantially in the forms submitted to us for examination.

        We are admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when sold as contemplated in the Purchase Agreements, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit in the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                                         Very truly yours,


                                                         /s/ Dewey Ballantine



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